UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 17, 2006

Odyne Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-130768	13-4050047
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

89 Cabot Court, Suite L, Hauppauge, NY 11788
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 750-1010

Technology Integration Group, Inc., 85 Livingston Avenue, Suite 3, Roseland, NJ 07068
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Greenberg Traurig, LLP

MetLife Building

200 Park Avenue
New York, New York  10166
Phone: (212) 801-9200
Fax: (212) 801-6400

Attn: Spencer G. Feldman, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 17, 2006, we completed a “reverse merger” transaction, in which we caused PHEV Acquisition Corp., a New York corporation and our newly-created, wholly-owned subsidiary (“Merger Sub”), to be merged with and into Odyne Corporation, a New York corporation (“Odyne,” or the “Company”).  Odyne is a clean technology company that develops and manufactures Plug-in Hybrid Electric Vehicle propulsion systems for medium and heavy duty trucks and buses by integrating its proprietary electric power conversion, electric power control and energy storage systems with a range of off-the-shelf components including electric motors and storage batteries.  As a result of the merger, Odyne became our wholly-owned subsidiary, with Odyne’s former shareholders acquiring a majority of the outstanding shares of our common stock.  The reverse merger was consummated under New York law and pursuant to an Agreement of Merger and Plan of Reorganization, dated October 17, 2006 (the “Merger Agreement”), as discussed below.  A copy of the Merger Agreement was included as an exhibit to our Current Report on Form 8-K, dated October 17, 2006, which was filed with the U.S. Securities and Exchange Commission on October 18, 2006.  Concurrently with the closing of the merger, we also completed a private placement to accredited investors, and received gross proceeds of $3,033,000 (including the conversion of our earlier bridge financing) at the closing of the private placement.

Merger Agreement

Pursuant to the Merger Agreement, at closing, we issued 12,000,000 shares of our common stock to the former shareholders of Odyne, representing 54% of our outstanding common stock following the merger and private placement, in exchange for 100% of the outstanding shares of Odyne common stock.  The consideration issued in the merger was determined as a result of arm’s-length negotiations between the parties.

The shares of our common stock issued to former holders of Odyne common stock in connection with the merger, and the shares of our series A convertible preferred stock and warrants to purchase common stock issued in the private placement, were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

In connection with the merger, we repurchased a total of 87,831,270 shares of our common stock owned by Cosimo J. Patti and Gerald Wisz for aggregate consideration of $100 and then cancelled those shares at the closing of the merger.  Giving effect to the cancellation of these stockholders’ shares, there were 6,000,000 shares of our common stock outstanding before giving effect to the stock issuances in the merger and private placement.  The 6,000,000 shares constitute our “public float” prior to the merger.

Changes Resulting from the Merger

We intend to carry on Odyne’s business as our sole line of business.  Odyne Corp. is headquartered in Hauppauge, New York, and is a clean technology company that develops and manufactures Plug-in Hybrid Electric Vehicle propulsion systems for medium and heavy duty trucks and buses by integrating its proprietary electric power conversion, electric power control and energy storage systems with a range of off-the-shelf components including electric motors and storage batteries.  We have relocated our principal executive offices to those of Odyne at 89 Cabot Court, Suite L, Hauppauge, New York.  Our telephone number is (631) 750-1010, our fax number is (631) 750-1011 and our website is located at www.odyne.com.  The contents of Odyne’s website are not part of this report and should not be relied upon with respect thereto.

Pre-merger stockholders of our company will not be required to exchange their existing Technology Integration Group stock certificates for certificates of Odyne, since the OTC Bulletin Board will consider the existing stock certificates as constituting “good delivery” in securities transactions subsequent to the merger.

Under Delaware law, we did not need the approval of our stockholders to complete the merger, as the constituent corporations in the merger were Merger Sub and Odyne, each of which is or was a New York corporation.  We were not a constituent corporation in the merger.  The merger and its related transactions were approved by the holders of a requisite number of shares of Odyne common stock by written consent in lieu of a meeting on October 12, 2006.

Expansion of Board of Directors; Management

In connection with the merger, we amended our by-laws to increase the size of our board of directors to five members.

Pursuant to the Merger Agreement, at the closing of the merger, Roger M. Slotkin and Joshua A. Hauser, former directors of Odyne, as well as independent directors Bruce E. Humenik, Stanley W. Struble and S. Charles Tabak, were appointed to our board of directors.  In connection with the appointment of these five directors, at the closing of the merger, Cosimo J. Patti and Gerald Wisz, the directors of Technology Integration Group prior to the merger, resigned as directors.  At the closing of the merger, the board of directors appointed Mr. Slotkin as Chief Executive Officer, Mr. Hauser as President and Chief Operating Officer, Joseph M. Ambrosio as Executive Vice President - Engineering and Chief Technology Officer, and Konstantinos Sfakianos as Executive Vice President - Operations, each of whom served in a similar position with Odyne.  In addition, Daniel Bartley was appointed to be our Chief Financial Officer.

Following the closing of the merger and private placement, the board approved the grant of stock options to purchase a total of 505,000 shares of our common stock, including initial grants of stock options to purchase 50,000 shares of common stock to each of the independent directors, Messrs. Humenik, Struble and Tabak, for serving on the board of directors.  The board also approved the grant of stock options to purchase 150,000 shares of our common stock to Mr. Bartley for serving as our Chief Financial Officer.  All of the foregoing stock options vest in three equal increments on each of October 17, 2008, 2009 and 2010.

Accounting Treatment; Change of Control

The merger is being accounted for as a “reverse merger,” since the shareholders of Odyne own a majority of the outstanding shares of our common stock immediately following the merger.  Odyne is deemed to be the acquirer in the merger and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of Odyne and will be recorded at the historical cost basis of Odyne.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company.  Further, as a result of the issuance of the 12,000,000 shares of our common stock in the merger, and cancellation of other shares, a change in control of our company occurred on the date of the consummation of the merger.  We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, following the merger.

Private Placement

In connection with the merger, we completed the closing of a private placement of a total of 3,033 units, each unit consisting of one share of our series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of common stock, at a purchase price of $1,000 per unit, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Confidential Private Placement Memorandum dated July 27, 2006, as supplemented by the First Supplement thereto dated October 6, 2006.  Each share of series A convertible preferred stock is initially convertible into 1,334 shares of common stock at any time.  Each warrant entitles the holder to purchase 667 shares of common stock at an exercise price of $1.00 per share through October 16, 2010, subject to redemption provisions based on the trading price of our common stock.  For more information on the terms of our series A convertible preferred stock and warrants, see “Description of Securities” under Item 2.01 in this report.

We received gross proceeds from the private placement of $3,033,000, including the conversion of $250,000 in previous bridge financing.

The placement agents in the private placement received $109,828 in cash placement fees and warrants to purchase 323,682 shares of common stock in the transaction.  In addition, Matrix USA LLC, one of the placement agents, received $79,000 of units in the private placement in exchange for the cancellation of an equal part of their cash placement fee.

After the closing of the merger and the private placement, we had 22,046,022 shares of common stock outstanding, inclusive of 3,033 shares of series A convertible preferred stock (which are convertible into 4,046,022 shares of common stock at any time).  We also had outstanding, warrants to purchase 2,546,694 shares of common stock at $.75 per share, and stock options to purchase 505,000 shares of common stock at $.75 per share.

Lock-up Agreements

In connection with the private placement, former Odyne shareholders who now hold in the aggregate 12,000,000 shares of our common stock, entered into “lock-up” agreements with us. The lock-up agreements provide that their shares may not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred for a period of 12 months after the closing of the merger.  After 12 months from the merger closing date, and at three-month intervals thereafter, the stockholders will be permitted to sell 12.5% of their initial holdings for each three-month period, provided that our common stock maintains a minimum trailing 30-day average trading price of $2.50 per share or more.  After 24 months from the merger closing date, and at three-month intervals thereafter, the stockholders will each be permitted to sell up to 12.5% of their initial holdings per three-month period, regardless of the trading price.  All lock-up provisions expire 36 months from the merger closing date.

Registration Rights

In connection with the private placement, we agreed with investors in the private placement to use our commercially reasonable best efforts to file a shelf registration statement with the U.S. Securities and Exchange Commission covering the resale of all shares of common stock underlying the series A convertible preferred stock and warrants issued in connection with the private placement within 180 days after the closing of the private placement. We are obligated to maintain the effectiveness of the registration statement from its effective date through and until 12 months after the effective date.  We also agreed to use our best efforts to have the registration statement declared effective by the SEC as soon as possible and to respond to any SEC comments within 20 business days after receiving comments.  In the event the registration statement is not filed with the SEC on or prior to the 180th day after the closing of the private placement or in the event that we do not respond to SEC comments within 20 days after receiving the comments, the total number of shares of series A convertible preferred stock subscribed to in the private placement and covered by the registration statement for each named selling stockholder will be increased by 2% per month for each month (or portion thereof) that the registration statement is not filed, provided that the aggregate increase may not exceed 20%.

Employment Agreements

Odyne entered into employment agreements with Roger M. Slotkin, Joshua A. Hauser, Joseph M. Ambrosio and Konstantinos Sfakianos effective September 1, 2006, which we assumed at the closing of the merger.  The employment agreements require each of the executives to devote all of their time and attention during normal business hours to our business as our Chief Executive Officer, President and Chief Operating Officer, Executive Vice President – Engineering and Chief Technology Officer, and Executive Vice President – Operations, respectively.  The employment agreements for Messrs. Slotkin and Hauser have a term of one year and may be renewed for an additional term of one year upon the mutual agreement of us and the executive.  The employment agreements for Messrs. Ambrosio and Sfakianos have a term of three years. The employment agreements provide that each executive will receive an annual salary of $140,000 during the first year of the term with increases equal to 5% of such salary on each anniversary of the effective date of the employment agreement.  In addition, each executive is entitled to (a) receive a cash bonus in an amount determined by the compensation committee of the board of directors if we meet or exceed certain mutually agreed upon performance goals and (b) participate in our stock option plan.

The employment agreements provide for termination of an executive’s employment without any further obligation on our part upon the death or disability of the executive or for cause.  In the event that an executive’s employment is terminated without cause or for good reason, we are obligated to pay such executive his salary for the remainder of the term.  Termination for cause means termination as a result of (w) willful and material malfeasance, dishonesty or habitual drug or alcohol abuse by the executive related to or affecting the performance of his duties, (x) continuing and intentional breach, non-performance or non-observance of any of the terms or provisions of the employment agreement, but only after the failure of the executive to cure the breach within ten days of receipt of notice from us, (y) conduct which the board determines could reasonably be expected to have a material adverse effect on us, but only after the failure of the executive to cease such conduct within ten days of receipt of notice from us, or (z) the executive's conviction of a felony, any crime involving moral turpitude related to or affecting the performance of the executive’s duties or any act of fraud, embezzlement, theft or willful breach of fiduciary duty against us.  Good reason means (i) material breach of our obligations under the employment agreement, (ii) any decrease in the executive's salary during the term of the executive’s employment (except for decreases that are in conjunction with decreases in executive salaries generally), or (iii) (a) in the case of Messrs. Slotkin and Hauser, a reduction in their duties or authority inconsistent with the duties and authority of an executive officer and (b) in the case of Messrs. Ambrosio and Sfakianos, any material reduction in their duties or authority.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination for cause or without good reason, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

Please see Item 2.01 (Completion of Acquisition or Disposition of Assets) of this Current Report on Form 8-K for a description of these transactions and the material agreements entered into in connection therewith, which disclosure is incorporated herein by reference.

Item 2.01

Completion of Acquisition or Disposition of Assets.

The Merger

On October 17, 2006, we and Merger Sub entered into a merger agreement with Odyne.  The merger closed on October 17, 2006 (the “Merger Closing Date”) and Odyne is now our wholly-owned subsidiary.  All of our business operations will be conducted through Odyne.  Through the merger, the former shareholders of Odyne received an aggregate of 12,000,000 shares of our common stock.  Prior to the merger, there were no material relationships between us and Odyne or between Odyne and our respective affiliates, directors or officers, or any associates of our respective officers or directors.  Immediately following the merger, we changed our name to Odyne Corporation from Technology Integration Group, Inc.

Election of Board of Directors; Appointment of Officers

Pursuant to the Merger Agreement, at the closing of the merger, Roger M. Slotkin and Joshua A. Hauser, former directors of Odyne, as well as independent directors Bruce E. Humenik, Stanley W. Struble and S. Charles Tabak, were appointed to our board of directors.  In connection with the appointment of these five directors, at the closing of the merger, Cosimo J. Patti and Gerald Wisz, the directors of Technology Integration Group prior to the merger, resigned as directors.  At the closing of the merger, the board of directors appointed Mr. Slotkin as Chief Executive Officer, Mr. Hauser as President and Chief Operating Officer, Joseph M. Ambrosio as Executive Vice President - Engineering and Chief Technology Officer, and Konstantinos Sfakianos as Executive Vice President - Operations, each of whom served in a similar position with Odyne.  In addition, Daniel Bartley was appointed to be our Chief Financial Officer.

Description of Business

Overview

We are a Delaware corporation, incorporated under the laws of New York in 1999 and re-incorporated under the laws of Delaware in 2005, that conducts all of its operations through our wholly-owned subsidiary, Odyne Corporation.  Odyne Corporation, incorporated in the State of New York in 2001, is a clean technology company that develops and manufactures Plug-in Hybrid Electric Vehicle propulsion systems for medium- and heavy-duty trucks and buses by integrating its proprietary electric power conversion, electric power control and energy storage systems with a range of off-the-shelf components including electric motors and storage batteries.  Odyne’s Plug-in Hybrid Electric Vehicle (“PHEV”) systems are series configuration hybrids that offer customers advantages when compared to the more familiar parallel architecture found in hybrid passenger cars.  Odyne’s environmentally friendly and cost-effective PHEV systems are designed to allow vehicles to operate at lower costs and with lower vehicle emissions.

References to “we,” “us” or “our” throughout this report refer to us and Odyne together, unless the context indicates otherwise.

Alternatively Fueled Vehicles

Overview

The United States faces major challenges in meeting the ever-increasing demand for transportation goods and services while striving to minimize adverse energy, environmental and economic impacts.  More efficient vehicles are imperative to meeting these challenges.

New emissions standards are forcing current diesel engine and vehicle manufacturers to consider complete engine redesigns that utilize alternative transportation fuels.  New legislation, coupled with rising fuel and labor costs, resulted in the accelerated development of the alternative fuel industry.  The alternative fuel industry can be segmented by fuel type, application and vehicle class, as shown in the diagram below.

Alternative Transportation Fuel Industry Segmentation

Alternative Transportation Fuels	Applications	Vehicles
Liquefied petroleum gas Compressed natural gas Alcohols in blends containing at least 85% alcohol Hydrogen Electricity 100% biodiesel	Alternatively fueled vehicle suppliers Alternative transportation fuel suppliers Alternatively fueled vehicle technologies and components	Automobiles Vans & minivans Light-duty trucks Medium-duty trucks Heavy-duty trucks Buses Other

We compete in the alternatively fueled vehicles market.  Alternatively fueled vehicles include various types of vehicles that utilize electric and hybrid electric technology, hydrogen fuel cell technology, compressed natural gas, biodiesel, ethanol, propane and liquefied natural gas, or a combination of these technologies and fuels.  According to publicly available industry sources, there are more than 1,500,000 on-road alternatively fueled vehicles in use in the United States today.  There are approximately 113,000 medium and heavy-duty alternatively fueled trucks and buses in use in the United States as compared to our estimate of approximately 1,100,000 conventional trucks and buses in these classes.  Each year in the United States, based on a U.S. government report on vehicle registrations, an estimated 100,000 new medium and heavy-duty trucks and buses are sold, each with an estimated average life of ten years.

Electric and Hybrid Electric Vehicles

Electric vehicles and hybrid electric vehicles, or HEVs, have emerged as an appealing solution for improved fuel efficiency and reduced vehicle emissions.  Electric vehicles operate solely on electric power.  Hybrid electric vehicles are capable of operating on both electricity and a conventional or alternative power source, such as diesel fuel.  According to estimates of the Energy Information Administration of the U.S. Department of Energy, automakers will sell approximately 1.1 million hybrid electric vehicles in 2015.

Plug-in Hybrid Electric Vehicles

Plug-in Hybrid Electric Vehicles, or PHEVs, are powered both by battery power and a conventional or alternative fuel source and with power  taken from a power grid.  Any vehicle, whether it operates on diesel, gasoline or an alternative fuel source, can be made a PHEV.  PHEVs are therefore known as being fuel agnostic.  By “hybridizing” a vehicle, the fuel efficiency of that vehicle is improved.  By requiring less fuel to perform the same tasks, operating costs and environmental emissions are reduced.  Moreover, a PHEV vehicle requires less maintenance and typically has a longer lifespan than conventional gas-powered vehicles.

Several factors are driving accelerating demand in the alternatively fueled vehicle market: (i) economic and political instability in many of the world’s largest oil producing countries placing increasing pressures on fuel costs, (ii) attempts to reduce the United States’ dependence on foreign oil by displacing imported petroleum with electricity generated from domestic fuels and (iii) increasingly stringent emissions standards.  In addition, initiatives by the United States federal government, including the Energy Policy Act of 2005 and the Clean Efficient Automobiles Resulting from Advanced Technologies Act (“CLEAR”) of 2003, support the development and use of clean technologies.  Hybrid electric propulsion offers a highly attractive, affordable and user-friendly solution.

The propulsion system of a conventional vehicle consists of an internal combustion engine, a transmission and a differential that delivers power to the drive wheels.  The drive wheels may be the front wheels, the rear wheels or both.  The transmission changes the ratio of the revolutions per minute, or rpm, of the internal combustion engine to the rpm of the drive wheels in order to operate the internal combustion engine at its most efficient operating rpm.  The internal combustion engine must be sized to be able to meet peak power requirements; the peak power requirement is considerably higher than the average power requirement.  We design hybrid propulsion systems for medium-duty and heavy-duty trucks and buses where the peak power requirements are four to five times higher than the average power requirements.

The engine configuration and the braking system differentiate a PHEV propulsion system from conventional propulsion systems.  In a PHEV propulsion system, the internal combustion engine operates in conjunction with an electric energy storage system and an electric motor to deliver power to the drive wheels.  As such, the engine in the auxiliary power unit, which is the primary power source of the PHEV, is sized to provide only the average power requirement.  Peak power requirements are provided through the electric motor from the stored electric energy system.  The internal combustion engine  recharges the energy storage system during low power driving periods.  Low power driving periods include both idling and relatively constant speed highway driving.

The energy storage system also receives power from a PHEV’s braking system.  The braking system of a conventional vehicle relies on friction between the brake elements to convert kinetic energy of the vehicle to heat, which then dissipates into the air and is wasted.  The braking system in a PHEV operates the same as a conventional vehicle, but the electronics in a PHEV convert much of the kinetic energy back into electric power that is then stored for future use.  This concept is called regenerative breaking.

In most of the currently available HEVs, the internal combustion engine is the only source of power.  In our PHEV configuration, the operator is able to supplement power from the internal combustion engine with electric power from a power grid by periodically plugging the vehicle in during times that it is not in use.  This “Plug-in HEV” capability allows the use of electric power that is considerably less expensive than diesel fuel per mile.

In the United States today, much of the vehicular fuel, gasoline or diesel oil is imported.  Most electricity is generated from domestic fuels.  Thus, supplementing the diesel fuel with “Plug-in HEV” electric power contributes to national energy independence.

The table compiled by us below outlines the key differences in major drive system components between a conventional internal combustion engine system and a series PHEV system.

Comparison of Major Drive System Components

Component	Internal Combustion Engine Drive System	PHEV Drive System
Internal Combustion Engine	Yes	No
Auxiliary Power Unit	No	Yes
Electric Drive Motor	No	Yes
Electric Motor Controller	No	Yes
Transmission	Yes	No
Battery Charger	No	Yes
Starter System	Yes	No (included in auxiliary power unit)
Energy Storage Battery	No	Yes
Control Network	No	Yes

PHEV Advantages

We believe hybrid propulsion lowers the operating costs of vehicles because of:

Greater Fuel Efficiency/Lower Emissions.  PHEVs are more fuel efficient than conventional internal combustion engine vehicles, as well as any stand-alone alternatively fueled vehicle.  The auxiliary power unit provides average power only and the peak requirements, which are substantially higher than the average, are provided through the electric motor from the stored electric system.  The result is that a PHEV uses less fuel with lower vehicle emissions.  Improvements in fuel efficiency and vehicle emissions will vary based on the application; however, we estimate that when the power system in a typical transit bus application is changed from conventional diesel to HEV, fuel consumption and vehicle emissions will be reduced 30% to 50%.

PHEVs enhance the efficiency of internal combustion engines regardless of the type of fuel used, which we believe makes them more advantageous than other alternatively fueled vehicles without a hybrid system.  A PHEV system can be coupled with an engine operating on gasoline, diesel fuel or any alternative fuel.  For fleet operators who have already adopted some form of alternatively fueled vehicle, we believe a hybrid electric system will further enhance the fuel efficiency of that alternatively fueled vehicle and lower its operating costs.

Moreover, the fuel efficiency of a PHEV can be further enhanced by recharging the energy storage battery from utility power when the vehicle is not in operation, thereby substituting power from an electric grid for fuel and reducing the overall fuel consumption of the vehicle.

Less Maintenance.  We believe a PHEV has lower operating costs, and requires less maintenance than a conventional vehicle.  Any HEV, whether it has a series or parallel architecture, requires less brake maintenance due to regenerative braking.  When the brakes are applied in a conventional vehicle, the kinetic energy of the vehicle is converted to thermal energy (heat) as the temperature of the brake pads is raised.  This wasted energy raises the operating temperature of the brakes, accelerating their wear-out and increasing the associated maintenance costs.  In a PHEV, much of the kinetic energy of the vehicle is converted back into electricity and stored in the energy storage battery.  This saves both brake maintenance and fuel.  We believe that the more braking there is in the particular application, the greater the potential savings.  Further, in a series PHEV, there is no transmission, thus saving the costs to maintain and service this component in a conventional vehicle.

The Odyne Solution

Our PHEV solution offers the advantages of a typical hybrid propulsion system, including lower vehicle emissions and lower operating costs through greater fuel efficiency and lower maintenance requirements.  Our system provides additional benefits that are not achieved with the use of other hybrid electric bus and truck propulsion systems.

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Lower costs. Our system is designed with a larger battery storage device, which allows for a smaller auxiliary power unit engine that is less expensive. Also, the engine in our PHEV operates at a fixed rpm, which enhances the vehicle’s efficiency and resiliency.

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Electric-only operation.  We use a series hybrid propulsion system architecture, which enables operation in electric-only mode as well as in hybrid-electric mode.  Operating in electric-only mode lowers vehicle emissions further and enables operation in compliance with a “zero emission” standard where mandated or desirable.

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Plug-in capability.  The “Plug-in HEV” capability of our system allows operators to use grid electric power as a supplement to the normal vehicle fuel.  Grid electric power is significantly less expensive per mile than diesel fuel and is primarily generated from domestic fuels.

We integrate off-the-shelf products, advanced control systems and our modular, build-to-order propulsion system to build our PHEV system.  Our modular configuration can be optimized and modified to meet a customer’s changing needs over time.  This modular configuration utilizes off-the-shelf components (such as electric motors, batteries, bus bodies, and chassis), proprietary technologies and components procured through strategic alliances.  Accordingly, our PHEV system can be:

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optimized to meet specific customer requirements,

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easily modified as requirements change to extend the life of the vehicle,

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rapidly serviced because individual components can be swapped out,

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highly scalable because the same components work with all types of engines, regardless of their fuel source, and

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flexibly configured to maximize energy storage and power production with the smallest number of components.

The table compiled by us below illustrates the annual estimated cost savings in operating an Odyne PHEV transit bus as compared to a conventional diesel powered transit bus.

Comparison of Annual Operating Cost (1)

	Internal Combustion Engine Drive System	Odyne PHEV Drive System
Fuel Cost	$20,000	$ 10,000
Electricity Cost	—	$ 2,500
Maintenance	$ 4,500	$ 2,000
Total	$24,500	$14,500

(1)

Assumes (i) 30,000 miles per year of usage, (ii) average fuel efficiency of 3 mpg for a conventional bus, (iii) $2.00/gallon average cost for diesel fuel, (iv) $0.10/kw-hr off-peak electric power cost and (v) operating on Long Island, NY.

The cost to the vehicle manufacturers of the components used in a conventional drive system and a PHEV system (excluding the energy storage battery) are approximately equal.  For a typical medium-duty or heavy-duty vehicle, the cost to the end user for the energy storage battery is estimated to be $12,000 including labor.  The expected life of the battery in the northeastern United States is three to four years, but will be lower in areas with consistently hotter climates.  We estimate that a fleet operator can recover the added purchase cost of the PHEV system in two years or less.

Business and Growth Strategy

Products

  We provide a hybrid propulsion system consisting of a control area network, appropriate driver interface controls and a selection of other major components.

Odyne PHEV Components

[GRAPHIC]

Our PHEV System

We have replaced both the internal combustion engine and transmission with a long-life, comparably powered, off-the-shelf electric motor.  Locomotives and subways are currently propelled by electric motors.  Electric motors can provide the speed, power and reliability to support the continuous duty required for the demanding vehicular applications found in trucks and buses.  The diagram below illustrates our series hybrid propulsion system configuration.

Odyne’s Series PHEV Propulsion System Configuration

(Heavy-Duty PHEV)

[GRAPHIC]

The battery and engine/generator combine to provide power to the electric motor via a traction drive, which also inverts DC to AC as it regulates the power and speed of the electric motor.  We utilize off-the-shelf AC induction electric motors due to their efficiency, cost-effectiveness and reliability.  We design and manufacture traction drives for AC motors of up to 500 horsepower, as well as all of the battery charging, monitoring and auxiliary power unit power electronics.

Series Architecture

HEVs are currently designed with either series or parallel architectures.  A series system configuration is better suited to operate in an “all-electric-mode” and/or “hybrid-mode” and, as a result, better suited for operation in urban and suburban environments.  Parallel hybrid technology is successfully being deployed in smaller passenger vehicles and heavy-duty vehicles (such as long-haul buses and trucks) where a larger percentage of travel may be highway driving.

In a series device, there is no direct connection between the internal combustion engine and the drive wheels.  The internal combustion engine drives a generator-charger system to keep the energy storage system charged to the appropriate levels.  The electric motor is connected directly to the rear wheels through the differential.  There is no transmission.  In a parallel system, the internal combustion engine is connected through a transmission to the drive wheels.  The internal combustion engine also drives a generator-charger to maintain the energy storage system.  The electric motor is also connected to the drive wheels through a parallel transmission.  We believe the advantages and disadvantages of the systems are as follows.

Comparison of HEV Architecture

	Series Architecture	Parallel Architecture
Capacity of Electric Motor	Peak Drive Requirement	Lower
Transmission	None	Complex
Internal combustion engine rpm	Fixed	Variable
All-Electric Operation	Yes	No

We have developed a series hybrid propulsion system architecture that enables a vehicle to operate in electric-only mode or in hybrid-electric mode.  In addition, the series architecture coupled with the larger battery reduces the size of the engine required and eliminates the need for a transmission.  This, in turn, further reduces the maintenance costs of the PHEV.

Modular Configuration

Our propulsion system consists of both proprietary Odyne designed and manufactured modules, and commercial off-the-shelf products.  The ability to “mix and match” these components allows a system to be optimized for a particular driving profile and to be modified to meet a customer’s changing needs over time.  In addition, the component/modular configuration allows for scalable manufacturing and purchasing of components to achieve attractive gross margins.  The table compiled by us below indicates the current mix of proprietary and off-the-shelf components.  Most of the off-the-shelf components are available from multiple sources.

Power System Components

Module	Proprietary (P), Off-the-Shelf (OTS)
Internal Combustion Engine	OTS
Generator	OTS
Auxiliary Power Unit	P (Combination of Internal Combustion Engine and Generator)
Electric Drive Motor	OTS
Drive Motor Controller	P
Battery Charger	P
Batteries	OTS
Battery Trays	P
Battery Environmental Controls	P
Controlled Area Network Software	P

Fuel Agnostic

Our configurable and scalable propulsion system products are available for a variety of heavy-duty bus and truck fleet operations in either all-electric configurations producing zero emissions, or in hybrid-electric configurations with very low emissions.  During the vehicle’s usable life, the fleet operator can reconfigure the vehicle to all-electric or hybrid operation at any time.  Since our hybrid propulsion system is fuel agnostic, Odyne-powered hybrid vehicles are able to use any fuel by simply selecting the appropriate generator module.

Growth Strategy

Our growth strategy is to continue to develop our PHEV propulsion system tailored for use with medium and heavy-duty trucks and buses while jointly manufacturing and selling PHEV buses and trucks with original equipment manufacturers of bus and truck bodies.  We spent approximately $354,230 in the first six months of 2006, $523,505 in 2005 and $445,161 in 2004 on research and development activities.  Our projects are expected to include ground-up builds and modifications of existing vehicles.  We intend to expand our product offerings to include auxiliary power units that work with a variety of fuels, electric drive motors, electric motor controllers, battery chargers and energy storage batteries.  We then intend to manufacture and sell our PHEV system components to vehicle manufacturers that will subsequently sell the vehicles to fleet owners.

Strategic Partnerships and Strategic Relationships

We have developed strategic relationships and strategic partnerships to further the development and manufacturing of our PHEV system for medium- and heavy-duty vehicles.

Long Island Power Authority. Long Island Power Authority, the electric utility serving southeastern New York, has agreed to work with Odyne to promote Odyne’s PHEV technology and to collaborate with Odyne on product demonstrations.  Long Island Power Authority has a history of vehicle demonstrations programs, which involves the loan of vehicles to various private and public organizations and companies for the purpose of having a typical operator evaluate and validate electric vehicle and PHEV technology, and to familiarize users with the practical applications of electric vehicles.  Long Island Power Authority is currently in discussions with Long Island Bus/Metropolitan Transportation Authority (MTA) to provide it with an Odyne-equipped PHEV transit bus, which will be demonstrated on the streets of Nassau County on a daily basis in regular service.

Through the Electric Power Research Institute, Long Island Power Authority is participating in the Global Grid Connected Vehicle Project, as well as a variety of other electric vehicle programs. In addition, Long Island Power Authority has played an important role by supporting the Ford TH!NK Program in the Long Island counties of Suffolk and Nassau.  Long Island Power Authority is a founding member of the Plug-In Partners National Campaign.

ElDorado National. ElDorado National, a subsidiary of Thor Industries, Inc., has verbally agreed to supply bus gliders and bodies for a Long Island Power Authority/Odyne pre-production demonstration program and future projects.  After the successful demonstration of Odyne’s PHEV hybrid bus, we intend to develop a long-term relationship with ElDorado, initially for the supply of bus gliders and bodies by ElDorado to us and subsequently for the purchase of our propulsion components by ElDorado for its continued/ongoing bus production.

General Electric. General Electric supplies us with AC induction traction drive motors and auxiliary power unit induction alternators.  General Electric has worked with us to select induction motors that can meet the requirements of the ElDorado bus in a wide variety of applications and terrain.  The motor selected by us and General Electric has extensive use in industrial and traction applications worldwide.

Plug-In Partners National Campaign. Odyne is a founding member (and the only founding member that is not a public utility company) in the Plug-In Partners National Campaign (www.pluginpartners.org), a national grass-roots campaign created to demonstrate the existing market for flexible-fuel PHEVs.  Plug-In Partners includes 24 of the nation's largest locally-owned and controlled power systems.

New York State Energy Research and Development Authority. The New York State Energy Research and Development Authority is a public benefit corporation created in 1975 by the New York State Legislature.  Approximately 400 New York State Energy Research and Development Authority research projects help the State of New York’s businesses and municipalities with their energy and environmental problems. Since 1990, New York State Energy Research and Development Authority has successfully developed and brought into use more than 170 innovative, energy-efficient and environmentally beneficial products, processes and services.  Odyne has received funding to offset some of its research and development costs incurred in the development of a PHEV propulsion system for a mid-size bus.  We intend to continue to work with New York State Energy Research and Development Authority to further develop and refine our technology.

EnerSys. EnerSys currently supplies a majority of the advanced lead-acid batteries used in constructing Odyne’s PHEV system.

Sales and Marketing

Sales

Our PHEV system is currently in the “build and test” phase and potential demonstration sites have been identified.  We expect to deliver our first commercial, heavy-duty vehicle, an ElDorado bus, during the fourth quarter of 2006.  Our second vehicle is a 24-passenger Champion Defender Bus built on a General Motors chassis that will be delivered during the fourth quarter of 2006.  This vehicle was built with support from New York State Energy Research and Development Authority and has been sold to the Town of North Hempstead, New York for use in their senior transportation system.  We are currently in discussions with several large municipalities and fleet operators for the purchase of vehicles and component systems based on our PHEV technology, although no assurance can be given that such discussions will result in sales.

Marketing

There is currently demand from municipal fleet managers for fuel-efficient HEVs.  However, based on initial demand and corresponding production costs, PHEVs are likely to cost almost twice the amount of conventional vehicles.  As a result, to induce municipal fleet managers and other potential PHEV purchasers to convert to PHEVs, the U.S. government has created funding programs that provide purchasers with incentives to cover 80% of the incremental costs associated with the procurement of PHEVs.

We are implementing a two-step sales and marketing strategy for our PHEV systems.  First, we plan to directly target municipal fleet owners for the sale of PHEV trucks and buses, which will be developed in conjunction with strategic partners.  Longer-term, however, we plan to focus on becoming a leading provider of PHEV power system components to medium and heavy-duty truck and bus original equipment manufacturers.

The long-term sales strategy for the power system components will be to sell PHEV propulsion kits that consist of Odyne designed and manufactured components and standard components manufactured by others directly to vehicle manufacturers and integrators.  The components manufactured by others include storage batteries, electric drive motors and the engine and generator in the auxiliary power unit.  The Odyne components and software will be matched to these external components and the vehicle driving profile to achieve optimum performance.

Sales efforts will be focused on two areas.  First, our management will interface with fleet managers, both municipal and private, to increase their awareness of the benefits and availability of our PHEV technology.  These efforts will be focused in the Northeast, because that is where our offices are located, and California, because of the state’s aggressive posture toward environmental issues.

Second, we will use direct sales resources as well as vehicle power train distributors to sell original equipment manufacturer PHEV power trains to vehicle manufacturers and up-fitters.  Resources will be required to fund the application support, sales personnel, advertising and documentation required for our sales initiative.

Intellectual Property

We depend on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products from our competitors' products.  To protect our proprietary technology, we rely primarily on a combination of confidentiality procedures, copyright, trademark and patent laws.  It is our policy to require employees and consultants to execute confidentiality agreements and invention assignment agreements upon the commencement of their relationship with us.  These agreements provide that confidential information developed or made known during the course of a relationship with us must be kept confidential and not disclosed to third parties except in specific circumstances and for the assignment to us of intellectual property rights developed within the scope of the employment relationship.

We have filed four utility patent applications with the U.S. Patent and Trademark Office related to our technology.  The patents have not yet been reviewed by the U.S. Patent and Trademark Office.  There is no guarantee that such patents will issue from the U.S. Patent and Trademark Office.

Competition

We are targeting our product development for use in Class 6, 7 and 8  medium- and heavy-duty trucks and buses. Competition in the hybrid power sector remains somewhat fragmented, with three different classes of competitors participating in this space: vehicle manufacturers, component suppliers and systems companies.  Nonetheless, competition has increased recently, and we expect this trend to continue as the demand for these products increases.  We are a systems company offering a full range of components required for hybrid-electric vehicles.  We believe we are the only company offering PHEV technology within our target market.   Below is a brief summary of some of the other companies active in the industry.

Several vehicle manufactures have announced their intention to produce new HEV passenger cars and light trucks including Toyota, Honda, Ford, Daimler Chrysler and General Motors.  Most of these producers are focusing on the automotive retail market and the broader passenger vehicle platforms that it includes.  Some of these producers, including Daimler Chrysler and General Motors, are also large vehicle manufacturers and are focusing on heavy-duty transit bus applications.  Most vehicle manufacturers are not in direct competition with our PHEV technology.

Eaton Corporation is a component supplier that appears to be aiming at higher unit volume, lighter-duty applications such as Federal Express and United Parcel Service delivery vehicles, and public utility company fleets.  Eaton has recently been selected to provide power systems for two buses to be built by Beiqi Foton AUV Bus Company for use in China.  Eaton is a diversified industrial manufacturer with 2005 sales of approximately $11.1 billion.  Allison Transmissions, a major manufacturer of automatic transmissions, is developing an electric engine assist module that would replace the automatic transmission in a bus or heavy-duty truck.  BAE has developed a hybrid electric propulsion system for large vehicles such as city transit buses, and military and commercial fleets.

A number of smaller companies also operate in this market.  Some of these companies, more exclusively focused on this market, have developed broader product lines, but as yet have not achieved deep market penetration.  Azure Dynamics Inc. is a Canadian public company that is targeting smaller vehicles such as Purolator delivery vans and London taxis.  Azure also focuses on specific powertrain applications for commercial and military vehicle fleets.  ISE Research Corporation is a private California company that provides electric and hybrid-electric systems incorporating many Siemens (itself a competitor in this market) components for use in heavy-duty bus and truck applications.  Enova Systems Inc. is a U.S. public company that is targeting a wide range of applications from small commercial vehicles to Singapore railroads.  Enova is developing electric powertrain components in cooperation with the Hyundai Heavy Industry Division and focuses on electric, hybrid and fuel cell powered drive systems and related sub-systems and component integration.  Additionally, some companies, such as DRS Technologies, Inc., currently focus exclusively on military vehicles.

To date, we have not experienced significant competition when submitting proposals within the PHEV marketplace.  Moreover, we are distinct in our approach of offering original equipment manufacturers a comprehensive series hybrid system comprised of energy storage, control/power electronics, electric motors and generators and advanced control algorithms.  Due to significant use of commercial off-the-shelf components, which keeps costs competitive and provides a wide range of flexibility in application and format, our PHEV systems have potential applications for a wide range of bus or truck manufacturers, up-fitters and specialty vehicle producers.

Government Regulation

The Environmental Protection Agency and California Air Research Board currently regulate the emissions of heavy-duty vehicles such as trucks and buses having a gross vehicle weight between 8,500 pounds and 33,000 pounds under Environmental Protection Agency regulations, and 14,000 pounds and 33,000 pounds under the California Air Research Board.  These vehicles fall within Classes 6, 7 and 8.

The emissions of these vehicles are determined by testing the engine under Transient Federal Test Procedure via an engine dynamometer test cycle and the Supplemental Emissions Test, which simulates steady state or highway driving.  This differs from the methodology used to certify passenger vehicles.  Passenger vehicles are tested and certified for emission compliance whereas heavy-duty vehicle engines are certified for compliance.

The overall allowable emission levels decreased each year over the ten-year period starting in 1988.  From 1998 to present (and going into 2010), emissions reductions have been mandated to further reduce airborne pollutants by lowering the allowable limits for specific by-products, measuring new pollutants (not measured before) and by regulating and eventually outlawing the sulfur in diesel fuel.

A very challenging component of the new emissions standards starting in 2007 is the drastic  reduction (75% less in some cases) of nitrogen oxide, non-methane hydrocarbons and particulate matter.  New engine “add-on” technology such as particulate traps, fuel filters and computerized fuel injection control have been created in an attempt to meet the mandates, but more work is required.  To meet the stringent 2007 standards completely, vehicle and engine manufacturers are rethinking their current engine and propulsion technology.  Major (and expensive) redesigns of diesel engine technology, the abandonment of diesel for gasoline and the use of advanced propulsion systems all represent potential alternatives to meeting the new standards.

Properties

We currently have a lease for approximately 10,000 rentable square feet of office and manufacturing space at our corporate headquarters in Hauppauge, New York.  The lease provides for monthly rental payments of approximately $7,000 and increases approximately 3% per year on July 1 of each year.  The lease expires in June 2009.  We believe our leased space is adequate for us at this time.

Employees

As of October 17, 2006, we employed 11 full-time employees and 2 part-time employees.

Legal Proceedings

No legal proceedings or claims are currently pending or threatened against us or involve us.

Risk Factors

Risks Relating to Our Business and Industry

We are still in an early stage of development and have earned limited revenues to date.

Odyne is an early-stage company. Since its inception, Odyne has engaged primarily in research and product development, testing, the establishment of strategic alliances and marketing.  Odyne’s products are at various stages in the development cycle.  Odyne has earned limited revenues to date and has supported its operations primarily through cash flow from product sales, engineering services, development grants and cost-sharing programs and debt and private equity investment.  Odyne’s operations are subject to all of the risks inherent in the establishment of a new business enterprise.  Odyne’s likelihood of success must be considered in light of the problems, expenses and delays frequently encountered in connection with a new business and the development of new products and new technology.

We have a limited operating history, which limits the information available to you to evaluate our business, and have a history of operating losses and uncertain future profitability.

Odyne was formed in August 2001 and has generated $1,466,586 in revenue, including research and development grants, from inception through June 30, 2006, while incurring an operating loss of $1,931,533 during that period.  There is limited operating and financial information to evaluate Odyne’s historical performance and our future prospects.  We face the risks and difficulties of an early-stage company including the uncertainties of market acceptance, competition, cost increases and delays in achieving business objectives.  There can be no assurance that we will succeed in addressing any or all of these risks or that our efforts will generate significant revenue or achieve future profitability.  The failure to do so would have an adverse effect on our business, financial condition and operating results.

We have no experience manufacturing our products on a large-scale commercial basis and may be unable to do so.

To date, Odyne has focused primarily on research, development and low volume manufacturing and has no experience manufacturing its products on a large-scale commercial basis.  We expect to deliver our first two Plug-in Hybrid Electric Vehicles in the fourth quarter of 2006.  We do not know whether or when we will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to manufacture our products in commercial quantities while meeting the quality, price, engineering, design and production standards required to successfully market our products.  Our failure to develop such manufacturing processes and capabilities could have an adverse effect on our business, financial condition and results of operations.  Even if we are successful in developing its manufacturing capabilities and processes, we do not know whether we will do so in time to meet the requirements of our customers.

Because hybrid technology is new and evolving, its future growth or ultimate market size is difficult to predict.  Our business will not grow or may grow less rapidly if the use of hybrid technology does not continue to grow.

Our industry is in the early stages of market acceptance of products and related services and is subject to rapid and significant technological change.  Because of the new and evolving nature of hybrid technology, it is difficult to predict the size of the market, the rate at which the market for our products and services will grow or be accepted, if at all, or whether emerging technologies will render our services less competitive or obsolete.  If the market for our products and services fails to develop or grows less rapidly than anticipated, our business would be significantly impacted.

If our products and services do not achieve market acceptance, we may not achieve our revenue and earnings goals in the time projected, or at all.

If we are unable to operate our business as contemplated by our business model or if the assumptions underlying our business model prove to be unfounded, we could fail to achieve our revenue and earnings goals within the time we have projected, or at all, which would have a detrimental effect on our business.  As a result, the value of your investment could be significantly reduced or completely lost.

Failure of our Plug-in Hybrid Electric Vehicle demonstrations could negatively impact demand for our products.

We are currently demonstrating our Plug-in Hybrid Electric Vehicle system.  We may encounter problems and delays during these demonstrations for a number of reasons, including the failure of our technology or the technology of third parties.  Many of these potential problems and delays are beyond our control.  Any problem or perceived problem with our demonstrations could harm our reputation and impair market acceptance of, and demand for, our products.

Our operating results will be harmed if we are unable to manage and sustain our growth.

Our business is unproven on a large scale and actual operating margins may be less than expected.  If we are unable to scale capacity efficiently, we may fail to achieve expected operating margins, which would have an adverse effect on our operating results.

Delays in the development of our Plug-in Hybrid Electric Vehicle technology would have a material impact on our commercialization schedule.

If we experience delays in meeting our development goals or if our products exhibit technical defects or fail to meet cost or performance goals, our commercialization schedule will be delayed.  In this event, potential users of our Plug-in Hybrid Electric Vehicle system may resort to alternative technologies.  Delays could allow our competitors to gain market advantages.  Despite our efforts, we cannot assure you that we will meet our commercialization schedule.

We may need to secure additional funding to complete our product development and commercialization plans and we may be unable to raise additional capital.

Our cash requirements depend on numerous factors, including the extent of future research and development activities, our ability to commercialize our products and market acceptance of our products.  We expect to devote substantial capital resources to further our research and development initiatives, develop a manufacturing infrastructure and develop manufacturing processes.  Additionally, we expect to devote substantial capital resources to expand our marketing and sales activities.  Additional funds may be required to achieve commercialization of our Plug-in Hybrid Electric Vehicle system.  We may be unable to secure additional funding, or funding on acceptable terms, to pursue our commercialization plans.  If adequate funds are unavailable to satisfy either short-term or long-term capital requirements, we may be required to limit our operations in a manner inconsistent with our business plan, which could adversely affect operations in future periods.

If we are unable to obtain grants from the federal government to fund current and future projects, we may not be able to fund research and development or production, which could materially harm our operating results.

We have received a significant amount of our funding for expenses associated with research and development from grants that are made available by New York State and the U.S. government.  In 2005, we received $263,658 from such grants.  Several of our current and proposed projects for certain municipalities have been, or are expected to be, funded by such programs.  We cannot assure you that we will be able to obtain grants funded by government programs in the future.  The loss of existing grants or the failure to earn new grants would harm our ability to fund future research and development and production, which would have an adverse effect on our operating results.

Our products and services may become obsolete if we do not effectively respond to rapid technological change on a timely basis.

Our products and services are new and our business model is evolving.  Our products and services depend on the needs of our customers and their desire to utilize hybrid technology.  Since the hybrid industry is characterized by evolving technologies, uncertain technology and limited availability of standards, we must respond quickly to new research findings and technological changes affecting our customers.  We may not be successful in developing and marketing on a timely and cost-effective basis new or modified products that respond to technological changes, evolving customer requirements and competition.

We may have difficulty managing change in our operations as a result of limited management personnel and resources.

We continue to undergo rapid change in the scope and breadth of our operations as the development of our Plug-in Hybrid Electric Vehicle system advances.  Such rapid change is likely to place a significant strain on our senior management team and other resources.  We will be required to make significant investments in our engineering, logistics, financial and management information systems and to motivate and effectively manage our employees.  Our business, prospects, results of operations and financial condition could be harmed if we encounter difficulties in effectively managing the process of implementing such changes.

If we fail to recruit and retain qualified senior management and other key personnel, we will not be able to execute our business plan.

Our business plan requires us to hire a number of qualified personnel, as well as retain our current key management employees.  We must attract leading talent to be able to execute our business strategy.  Presently, our senior executive officers are Roger M. Slotkin, Chief Executive Officer, Joshua A. Hauser, President and Chief Operating Officer, Joseph M. Ambrosio, Executive Vice President – Engineering and Chief Technology Officer, and Konstantinos Sfakianos, our Executive Vice President – Operations.  Although we have entered into employment agreements with each of them, the loss of the services of one or more of our senior executives or our inability to find the additional managers we require for any reason could impair our ability to execute our business plan.

If we fail to protect our intellectual property, our current competitive strengths could be eroded and we could lose customers, market share and revenues.

Our viability will depend on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products and services from our competitors’ products and services.  To protect our proprietary technology, we rely primarily on a combination of confidentiality procedures, copyright, trademark and patent laws.

The process of seeking patent, industrial design and trademark protection can be time consuming and expensive.  We cannot assure you that patents, industrial design registrations or trademark registrations will issue from currently pending or future applications or any new patents, industrial design registrations or trademark registrations that may be issued will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us.  We cannot assure you that any pending or future patent, industrial design or trademark applications will be granted in respect of our technology and business, or that any pending or future patents, industrial design registrations or trademark registrations will not be challenged, invalidated, ignored, circumvented or otherwise rendered unenforceable, or that the rights granted under such patents, industrial design registrations or trademark registrations will provide meaningful protection or competitive advantages to us.

Similarly, we cannot assure you that common law trademark rights, copyright, trade secret and non-disclosure agreements and other contractual provisions will provide meaningful protection or any commercial advantage to us, or that our existing or future common law trademark rights, copyrights, trade secrets and non-disclosure agreements and other contractual provisions will not be challenged, invalidated, ignored, circumvented or otherwise rendered unenforceable, or that the rights arising under our existing or future common law trademark rights, copyrights, trade secrets and non-disclosure agreements and other contractual provisions will provide meaningful protection or any commercial advantage to us.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products and services or obtain and use information that we regard as proprietary.  Unauthorized use of our proprietary technology could harm our business.  Litigation to protect our intellectual property rights can be costly and time-consuming to prosecute, and we cannot assure you that we will be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Although we believe that our products and services do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur which could have a material adverse effect on our business.

In the event that products and services we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products and services or obtain a license for the manufacture and/or sale of such products and services.  In such event, we cannot assure you that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.  Moreover, we cannot assure you that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action.  In addition, if our products and services or proposed products and services are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have an adverse effect on our business.

We face competition from other companies developing hybrid technology.

There are other companies in the hybrid electric area developing technologies.  The major automotive manufacturers are targeting passenger vehicles and light-duty vehicles and their technology could potentially be applied to medium-duty and heavy-duty commercial vehicles as well.  We cannot assure you that our competitors will not be able to duplicate our technology or provide products and services similar to ours more efficiently.  Many of the potential competitors in the market are also organizations with access to significant resources that may be applied to research and development of hybrid electric vehicle and PHEV technologies.  Other clean vehicle technologies are also progressing and their arrival may change the relative economics of the technology solutions.  Although hybrid technology can potentially improve the efficiency of all technologies in the area, we cannot assure you that we will have a role in new technologies that emerge.

Our business plan includes dependence upon products developed by third parties and our inability to successfully integrate our technology with third parties’ products or secure resources from third parties could adversely affect our business.

To be commercially useful, our technology for hybrid electric vehicles and Plug-in Hybrid Electric Vehicles must, to a certain extent, be integrated into products manufactured by third parties.  There are no guarantees that third parties will continue to manufacture appropriate products or, if they do manufacture such products, that they, or the customers who purchase such products, will choose to use our technology.  Any integration, design, manufacturing or marketing problems encountered by third parties could adversely affect the market for our control systems technology and our financial results.

Our strategy is to effectively utilize the resources that exist in the automotive sector and, accordingly, our internal resources are focused on core product development and related activities.  We substantially depend upon third parties for several critical elements of our business plan, including, but not limited to, product and component manufacturing and assembly, technological development and testing.  We cannot assure you that such third parties resources will continue to be suitable, available and affordable or in a position to assist us in achieving our objectives.  While we have entered into relationships with suppliers of some key components for our products, we do not know when or whether we will secure supply relationships for all required components and subsystems for our Plug-in Hybrid Electric Vehicle system, or whether such relationships will be on terms that will allow us to achieve our objectives.  Our business, prospects, results of operations and financial condition could be harmed if we fail to secure relationships with entities that can develop or supply the required components for our products and provide the required distribution and servicing support.

We use a variety of components in our businesses, and significant shortages or price increases could increase operating costs and adversely affect the competitive position of our products.

The major component requirements for our Plug-in Hybrid Electric Vehicle system include batteries, semiconductors and electric drive motors.  We utilize off-the-shelf components for each of our major requirements and are not significantly dependent on any one or a few suppliers.  Significant shortages of such components could affect the prices we pay for such components, which could adversely affect our results of operations.

Changes in government policies and regulation, including environmental policies, could affect our business.

To date, the markets targeted by us have been influenced by government regulation, including environmental laws, regulations and policies emerging in various parts of the United States.  There can be no guarantee that these laws, regulations and policies will not change.  Changes in these laws, regulations and policies could result in decreased interest and demand in our target markets for hybrid electric vehicles and Plug-in Hybrid Electric Vehicles.  In addition, we cannot assure you that changes in these laws, regulations and policies or their application will not require further expenditures by us to further develop our technology.

A malfunction of our product could subject us to product liability or tort claims.

A malfunction or the inadequate design of our products could result in product liability or other tort claims.  Accidents involving our products could lead to personal injury or physical damage.  Any liability for damages resulting from malfunctions could be substantial and could materially adversely affect our business and results of operations.  In addition, a well-publicized actual or perceived  problem could adversely affect the market's perception of our products.  This could result in a decline in demand for our products, which would adversely affect our financial condition and results of operations.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud.  In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions.  Commencing with the year ending December 31, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments.  Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal controls could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

There are additional requirements and costs associated with becoming a public company which may prove to be burdensome, especially for a smaller public company.

As a result of the merger, Odyne became our wholly-owned subsidiary and, accordingly, became subject to the information and reporting requirements of the U.S. securities laws, including the Sarbanes-Oxley Act.  The U.S. securities laws require, among other things, review, audit and public reporting of our financial results, business activities, adequacy of controls and other matters.  We cannot assure you that we will be able to comply with all of these requirements.  Our cost of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause Odyne’s expenses to be higher than they would be if it had remained privately-held and the merger had not been consummated.  In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents with respect to the registration of the securities issued in the private placement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional consultants and professionals.  Our failure to comply with U.S. securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our securities and the ability of our stockholders to resell their securities.

Risks Related to Our Common Stock

Because we became public through a “reverse public offering,” we may not be able to attract the attention of major brokerage firms.

Additional risks are associated with Odyne becoming public through a “reverse public offering.”  For example, security analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  We cannot assure you that brokerage firms will want to conduct any public offerings on our behalf in the future.

Our common stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our common stock may be below $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares.  In addition, since our common stock is currently quoted on the OTC Bulletin Board, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

A significant number of the shares of our common stock are eligible for sale, and their sale could depress the market price of our common stock.

Sales of a significant number of shares of common stock in the public market could harm the market price of our common stock.  We issued 12,000,000 shares of common stock in the merger and 4,046,022 shares of common stock (assuming conversion of the series A convertible preferred stock and exercise of the warrants) in the private placement.  The shares of common stock issuable upon conversion of the series A convertible preferred stock and exercise of the warrants (including warrants issued to our placement agents) are to be included in a shelf registration statement required to be filed with the SEC.  The shares issued in the merger are restricted under federal securities laws and are subject to lock-up agreements that provide for periodic releases of shares following the first anniversary and through the third anniversary of the closing of the merger.  Upon their release under the lock-up agreements, these shares will generally be salable under SEC Rule 144.  Sales of common stock either pursuant to the shelf registration statement or Rule 144 are likely to have a depressive effect on the market of our common stock.

Our officers and directors have significant voting power and may take actions that may not be in the best interests of other stockholders.

Our executive officers and directors control in excess of 54% of our voting securities.  If these stockholders act together, they will be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions.  This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.  This concentration of ownership may not be in the best interests of all of our stockholders.

We may engage in additional financing that could lead to dilution of existing investors.

Odyne has relied on equity financing, debt financing and governmental funding to carry on its business to date, which has consisted primarily of internal and customer-related product development, the negotiation of strategic alliances and marketing activities.  Any future financings by us may result in substantial dilution of the holdings of existing stockholders and could have a negative impact on the market price of our common stock.  Furthermore, we cannot assure you that such future financings will be possible.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our capital stock in the foreseeable future.  You should not buy our stock if you are expecting to receive cash dividends.

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control.  Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this report.  Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

●

adverse economic conditions,

●

inability to raise sufficient additional capital to operate our business,

●

unexpected costs, lower than expected sales and revenues, and operating defects,

●

adverse results of any legal proceedings,

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the volatility of our operating results and financial condition,

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inability to attract or retain qualified senior management personnel, and

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other specific risks that may be referred to in this report.

All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements.  When used in this report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All forward-looking statements speak only as of the date of this report.  We undertake no obligation to update any forward-looking statements or other information contained herein.  Stockholders and potential investors should not place undue reliance on these forward-looking statements.  Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.  We disclose important factors that could cause our actual results to differ materially from its expectations under “Risk Factors” and elsewhere in this report.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.  See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on our future results.

Management’s Discussion and Analysis or Plan of Operation

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included under Item 9.01(a) of this report.

Plan of Operation

Revenues

Historically, much of Odyne’s research and development has been funded by research grants and cost-sharing contracts from a variety of sources.  Additional revenues have been generated primarily from consulting contracts.  In 2005, Odyne’s revenue of $285,598 was earned primarily through consulting services as compared to 2004 revenue of $94,434. This increase was related to one project that is now completed.

Odyne’s revenue for the first half of 2006 was $169,224, as compared to $39,593 in the first half of 2005.  This increase was related to work performed on various vehicle projects scheduled for delivery in 2006.

Operating Expenses

Odyne’s operating expenses consist primarily of salaries, consulting fees, material costs and deferred compensation for Odyne’s officers.  Operating expenses were $739,441 in 2005, as compared to $307,708 in 2004.  Operating expenses are net of reimbursements received from development grants and cost-sharing contracts of $80,512 in 2005 and $340,944 in 2004.   The higher gross spending was primarily a reflection of increased spending on research and development.

Odyne’s expenses for the first half of 2006 were $572,543, as compared to $205,256 in 2005.  Operating expenses are net of reimbursements received from development grants and cost-sharing contracts of $12,501 in 2006 and $150,116 in 2005.

Liquidity and Capital Resources

Since Odyne’s inception, it has financed operations through product and component sales to customers, development grants and cost-sharing contracts, debt and private equity investment by existing shareholders and short-term debt.

As of June 30, 2006, Odyne had approximately $17,400 in cash and cash equivalents.  We estimate that our existing cash, combined with the proceeds of our recent private placement, will be sufficient to fund current operations.  If our plans or assumptions change or prove to be inaccurate, we may be required to seek additional capital through public or private debt or equity financings.  If we need to raise additional funds, we may not be able to do so on terms favorable to us, or at all.  If we cannot raise sufficient funds on acceptable terms, we may have to curtail our level of expenditures and our rate of expansion.

In connection with the merger, we completed the closing of a private placement of a total of 3,033 units, each unit consisting of one share of our series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of common stock, at a purchase price of $1,000 per unit, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Confidential Private Placement Memorandum dated July 27, 2006, as supplemented by the First Supplement thereto dated October 6, 2006.  Each share of series A convertible preferred stock is initially convertible into 1,334 shares of common stock at any time.  Each warrant entitles the holder to purchase 667 shares of common stock at an exercise price of $1.00 per share through October 16, 2010, subject to redemption provisions based on the trading price of our common stock.

The placement agents in the private placement received $109,828 in cash placement fees and warrants to purchase 323,682 shares of our common stock.  The warrants have an exercise price of $.75 per share, have a cashless exercise provision, have registration rights that are the same as those afforded to investors in the private placement, and are otherwise identical to the warrants issued in the private placement.

In addition, one of the placement agents received $79,000 of units in the private placement in exchange for the cancellation of an equal part of their cash placement fee.

On June 30, 2006, Odyne had a total of approximately $281,000 in principal amount of unsecured loans outstanding from Roger M. Slotkin ($102,300), Joshua A. Hauser ($82,600), Konstantinos Sfakianos ($62,400) and Joseph M. Ambrosio ($33,400).  Interest accrued on these loans at a rate of 8% per annum, compounded monthly based on a 360-day year.  On October 17, 2006, all accrued interest on the loans was forgiven, $140,000 of principal amount of the unsecured loans was converted to equity of Odyne and $141,000 was repaid from the proceeds of the private placement.

Mr. Slotkin purchased 50 shares of series A convertible preferred stock and associated warrants in the private placement, on the same terms as other investors.  Mr. Tabak participated in the bridge financing and purchased approximately 24 shares of series A convertible preferred stock and associated warrants in the private placement on the same terms as other investors.

Odyne had previously outstanding bank and credit card debt of approximately $177,000 and $28,000, respectively, which was personally guaranteed by Messrs. Sfakianos and Ambrosio.  We repaid this debt from the proceeds of the private placement and the personal guarantees were released.

Critical Accounting Policies

Revenue and Cost Recognition

Revenues from fixed-price and time and material contracts are recognized by us on the percentage-of-completion method, measured by the percentage of costs incurred to date to the estimated total cost for each contract.  We consider expended cost to be the best available measure of progress with respect to these contracts.  Revenues from time to time and material contracts are recognized on the basis of costs incurred during the period plus the fee earned.  In the initial stages of a contract, costs that do not relate to contract performance are disregarded in determining the percentage of completion.  Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Cost of revenues earned includes direct contract costs such as materials, labor, subcontract labor, payroll, payroll taxes, insurance and other sundry direct costs, and indirect contract costs such as unallocated labor, travel, supplies, repairs and depreciation.  Provisions for estimated losses on contracts in progress are made in the period in which such losses are determined.

Accounts receivable represents progress billings that we render during the course of performing the work under our contracts.  Billings in excess of costs and estimated earnings on uncompleted contracts are presented as a liability on our balance sheet.  Billings in excess of costs and estimated earnings on contracts in progress amounted to $66,225 at December 31, 2005.

We are responsible for providing warranty coverage of up to one year on one of our contracts entered into in 2005.  Estimated warranty costs are accrued upon completion and delivery of a product.  As of December 31, 2005, the product was not completed and delivered; accordingly, no provision for warranty costs has been recorded.

Research and Development

Research and development expenses include costs incurred for the experimentation, design and testing of our PHEV technology.  They are funded, in part, by third parties and expensed as incurred.

We have received development funding from various governmental and/or energy-related agencies including Long Island Power Authority, the Electric Power Research Institute, New York State Energy Research & Development Authority and the Greater Long Island Clean Cities Coalition.

Funding received under the terms of one agreement is subject to repayment.  The repayment is based on a percentage of sales of the related invention or discovery as defined by the terms of the agreement.  The obligation terminates upon the earlier of 15 years from the date of the first sale or, depending on whether the seller is a New York state manufacturer, upon repayment of the amount of funds received under the agreement, or if seller is not a New York state manufacturer, upon repayment of three times the amount of funds received under the agreement.  Net research and development expenses (net of reimbursements) for the year ended December 31, 2005 were $442,993 and for the year ended December 31, 2004 were $104,167.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of October 17, 2006, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

Name(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(3)

Roger M. Slotkin(4)	3,528,460	16.0%

Joshua A. Hauser	1,842,259	8.4%

Joseph M. Ambrosio	3,231,194	14.7%

Konstantinos Sfakianos	3,378,740	15.3%

Daniel Bartley(5)	--	*

Stanley W. Struble(6)	--	*

Bruce E. Humenick(6)	--	*

S. Charles Tabak(6)	--	*

All directors and executive officers as a group	11,980,653	54.3%

* Less than one percent.

(1)

The address of each person is c/o Odyne Corporation, 89 Cabot Court, Suite L., Hauppauge, New York  11788.

(2)

Includes the conversion of all shares of series A convertible preferred stock.  Each share of series A convertible preferred stock is initially convertible into 1,334 shares of common stock at any time.

(3)

The calculation in this column is based upon 22,046,022 shares of common stock outstanding on October 17, 2006 (which assumes the conversion of all shares of series A convertible preferred stock into common stock).  The shares of common stock underlying stock options and warrants are deemed outstanding for purposes of computing the percentage of the person holding such stock options but are not deemed outstanding for the purpose of computing the percentage of any other person.

(4)

Includes 66,700 shares of common stock issuable upon the conversion of 50 shares of series A convertible preferred stock and 33,500 shares of common stock issuable upon the exercise of warrants.

(5)  Excludes stock options to purchase 150,000 shares of common stock at an exercise price of $.75 per share, vesting in three equal increments on each of October 17, 2008, 2009 and 2010. See Item 1.01 (Expansion of the Board of Directors; Management) in this Current Report on Form 8-K.

(6)  Excludes stock options to purchase 50,000 shares of common stock at an exercise price of $.75 per share, vesting in three equal increments on each of October 17, 2008, 2009 and 2010. See Item 1.01 (Expansion of the Board of Directors; Management) in this Current Report on Form 8-K.

Directors and Executive Officers, Promoters and Control Persons

The names, ages and positions of our directors and executive officers as of October 17, 2006, are as follows:

Name	Age	Position
Roger M. Slotkin	54	Chief Executive Officer and Director
Joshua A. Hauser	60	President, Chief Operating Officer and Director
Joseph M. Ambrosio	36	Executive Vice President-Engineering and Chief Technology Officer
Konstantinos Sfakianos	36	Executive Vice President-Operations
Daniel Bartley	46	Chief Financial Officer
Stanley W. Struble	60	Director
Bruce E. Humenik	57	Director
S. Charles Tabak	74	Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Roger M. Slotkin has served as our Chief Executive Officer and as a member of our board of directors since October 2006, and in similar positions with Odyne since May 2003.  Mr. Slotkin has over 35 years of general business management and consulting experience, including extensive experience in the management of technology and industrial companies in both the public and private sectors.  Mr. Slotkin has effectively managed businesses in several industries, including aerospace, textiles, lumber, precision metal works, chemicals, electronics, and business services, among others. Moreover, he has worked with publicly-traded and privately-held companies on various corporate financings, including reorganizations and exchange offers, and has extensive experience working with technology companies on rapid deployment of emerging technologies.  Since 2001, he has been a Managing Partner of the Beachhead Group, a boutique consulting firm specializing in corporate turnaround and start-up company management and since 1983 he has been President and founder of RS Management, Ltd., a business development firm providing divisional spin-off and general management consulting services.  From 1994 to 2001, he served as Chairman and Chief Executive Officer of Xtal Technologies, Ltd., a manufacturer of crystal, filter and magnetics products, and as Chairman and Chief Executive Officer of Apace, Inc., a manufacturer and designer of military, space level and commercial servo motor drive electronics; from 1989 to 1994, he served as Chairman and Chief Executive Officer of AP Industries, Inc., a privately owned holding company that owned several operating companies including Lee Myles Transmission and Struthers-Dunn; from 1983 to 1990, President and Chief Executive Officer of The NBA Group, Inc., a third party administrator of self-insurance health plans; and from 1979 to 1983, President of LSIS, Inc., a self-insurance administrator of health plans, disability plans and workers compensation plans.  Mr. Slotkin received a B.S. degree in Management and Finance from Long Island University.

Joshua A. Hauser has served as our President and Chief Operating Officer and as a member of our board of directors since October 2006, and joined Odyne in July 2004 as Senior Vice President, Business Development and Finance and as a director and in June 2006 became its President and Chief Operating Officer.  He brings over 30 years experience in industrial and military electronics. From 1967 to 1984, he held various positions, including Vice President of Manufacturing, Vice President of Operations and General Manager at Lambda Electronics, a division of Veeco Instruments Inc.  Veeco Instruments designed and manufactured electronic power supplies and instrumentation used primarily in semiconductor processing.  From 1984 to 1989, he was Executive Vice President and Director of Veeco Instruments Inc., a New York Stock Exchange listed company; from 1989 to 1996, he was Managing Director of Unitech plc, a London Stock Exchange listed company that manufactured and designed electronic power supplies and control system components; and from 1996 to 1999, he was President of Siebe Power Controls, a division of Siebe plc, a London Stock Exchange listed company.   Siebe plc was a diversified manufacturer of environmental and process control systems, control system components and other electronic subsystems including electronic power supplies.  Mr. Hauser has previously served on the board of directors of Veeco Instruments Inc., NEMICLambda KK, a Japanese based manufacturer of electronic power supplies (Tokyo Stock Exchange), and Unitech plc.  Since leaving Siebe plc in April 1999, Mr. Hauser has managed a successful management consulting business. He is currently also a director of Transistor Devices, Inc., a manufacturer of electronic power supplies and power systems.  Mr. Hauser received B.S. and M.S. degrees in Electrical Engineering from Columbia University. He is presently a member of the Dean’s Engineering Council at Columbia University.

Joseph M. Ambrosio has served as our Executive Vice President - Engineering, Chief Technology Officer since October 2006, and in similar positions with Odyne, of which he was co-founder, since August 2001.  Mr. Ambrosio has over 12 years of experience in the alternative fuel transportation industry and substantial experience in printed circuit board production, quality control and industrial engineering. He co-founded Neocon Technologies in 1995 (which ceased operations in 2000) and Odyne Corporation in August 2001 with Konstantinos Sfakianos. Mr. Ambrosio’s experience in the alternative-fuel transportation industry includes design, development, and integration of a variety of liquid and gaseous fuel systems, battery energy and thermal management, auxiliary power unit systems for PHEVs (fuel cell, micro turbine, internal combustion engine), and testing procedures. He has authored six technical reports published by the Electric Power Research Institute on battery energy and thermal management for heavy and light duty electric vehicles. In addition to EV/PHEV system integration and research and development, Mr. Ambrosio has worked closely with electric utilities such as LILCO, Con Edison, NYPA and NYSEG, along with organizations such as the Electric Power Research Institute in alternative fuel vehicle development and drive system development and support programs. Mr. Ambrosio currently serves as Treasurer of the Greater Long Island Clean Cities Coalition. He received a B.S. degree in Mechanical Engineering from New York Institute of Technology and has been an active member of the Society of Automotive Engineers for 10 years.

Konstantinos (Gus) Sfakianos has served as our Executive Vice President – Operations since October 2006, and in a similar position with Odyne, of which he was co-founder, since August 2001. Mr. Sfakianos has over 10 years of experience in the alternative fuel transportation industry, specifically EVs and HEVs and battery energy storage systems. He co-founded Neocon Technologies in 1995 and Odyne Corporation in August 2001 with Mr. Ambrosio. Mr. Sfakianos has worked with organizations such as Blue Bird Corporation, Westinghouse/Northrop Grumman, Solectria, TDM (Ford subcontractor), Chrysler, Exide Europe, Baker Electric, GNB, Ovonics, HPower and many more. Some of his technical accomplishments include the development of several unique and application specific battery energy storage systems, charging algorithms, and EV/PHEV systems control design. As co-founder of Neocon Technologies, he was responsible for all EV field service, in house production of energy storage systems and general operations. At Odyne, Mr. Sfakianos is responsible for all product regulatory standards and certifications. Mr. Sfakianos received a B.S. degree in Mechanical Engineering, with a concentration in Energy Systems, from New York Institute of Technology.

Daniel Bartley has served as our Chief Financial Officer since October 2006.  Mr. Bartley has over 22 years of consulting and financial accounting experience.  From June 2004 through April 2006, Mr. Bartley served as Vice President-Controller of Levitz Home Furnishings, Inc., a specialty retailer of home furnishings.  From 1992 through May 2004, Mr. Bartley served as President of Bartley & Associates, Ltd., a financial consulting firm that specialized in advising businesses in asset purchase transactions, financial advisory services and financial reporting systems.  From 1989 through 1992, Mr. Bartley served as Controller of General Utilities, Inc., a company that operated in the fuel industry and home security industries.  From 1984 through 1989, Mr. Bartley served as a Supervising Consultant for the Emerging Business Department of Deloitte, LLP where he was responsible for financial statement audits and advisory services for early stage companies.  Mr. Bartley received a B.S. degree in accounting from Long Island University and M.A. in Theology from the Seminary of the Immaculate Conception.  Mr. Bartley is a Certified Public Accountant.

Bruce E. Humenik has served as a member of our board of directors since October 2006.  Mr. Humenik has more than 30 years of management experience in the electric and gas utility industry, including, corporate planning, finance, marketing, research and development and customer service.  Since 1995, Mr. Humenik has been a Senior Vice President at Applied Energy Group, Inc., a provider of consulting services to energy companies.  During his time with Applied Energy Group, Inc., Mr. Humenik has worked on consulting projects with the Long Island Power Authority, Keyspan, El Paso Electric Company and Bermuda Electric Light Company, Ltd., among others.  From 1970 until 1995, Mr. Humenik worked for Long Island Lighting Company, where he served as a Manager of Conservation Services.  Mr. Humenik  received a B.S. degree in Electrical Engineering from Manhattan College and an M.B.A. from Long Island University.

Stanley W. Struble has served as a member of our board of directors since October 2006.  Mr. Struble has 27 years of experience in sales and marketing with Snap-on Tools Company, a manufacturer and marketer of tools, diagnostics and equipment solutions for professional tool users.  Mr. Struble has held a number of positions with Snap-On Tools Company including Eastern Division Vice President (2004 to 2006), Eastern Regional Manager (1999 to 2004) and Northeast Regional Manager (1992 to 1998).  Mr. Struble received a B.S. degree in Business Administration from New England College.

S. Charles Tabak has served as a member of our board of directors since October 2006. Mr. Tabak has more than 50 years of business experience in varying positions. From January 2004 to the present, Mr. Tabak has had various short term consulting assignments and worked as a public arbitrator for the National Association of Security Dealers.  From 1991 to August 2004, Mr Tabak served as Chief Executive Officer and General Counsel for Arc Medical & Professional Personnel, Inc., a privately owned and operated staffing company that provided temporary and permanent medical personnel placements as well as DNA genetic testing services. From 1969 to 1990, Mr. Tabak served as a principal and as Executive Vice President and General Counsel to Channel Home Centers Inc., a multi state retailer of home improvement products. From 1964 to 1969, Mr. Tabak served as Director of Finance for the JJ Newberry Co., which owned and operated over 1,000 retail stores and restaurants. From 1959 to 1964, Mr. Tabak served as assistant in-house counsel, Director of Internal audit- Expense Controller and Director of Accounts for Bloomingdale’s, a division of Federated department stores that owned and operated retail department stores. From 1957 to 1959, Mr. Tabak served as a Senior staff Auditor for Ernst & Ernst, then a Big 8 worldwide accounting firm. Mr. Tabak received a B.S. degree in accounting, as well as a J.D. degree from New York University. Mr. Tabak is admitted to practice law in the State of New York and before the U.S. Supreme Court.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and governance committee.  On October 17, 2006, the board of directors authorized the creation of such committees, in compliance with established corporate governance requirements.

Audit Committee.  We established an Audit Committee of the board of directors, which will be chaired by Mr. Tabak, who would be considered an independent director with the financial sophistication to hold such position, and include Messrs. Humenik and Struble.  The Audit Committee’s duties would be to recommend to the board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles.  The Audit Committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The Audit Committee would at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee.  We established a Compensation Committee of the board of directors, which will be chaired by Mr. Humenik, and include Messrs. Struble and Tabak.  The Compensation Committee would review and approve our salary and benefits policies, including compensation of executive officers.  The Compensation Committee would also administer our stock option plans, and recommend and approve grants of stock options under that plan.

Nominations and Governance Committee.  We established a Nominations and Governance Committee of the board of directors, which will be chaired by Mr. Struble, and include Messrs. Humenik and Tabak.  The purpose of the Nominations and Governance Committee would be to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board.  The Nominations and Governance Committee’s duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on.  We currently compensate non-management directors through stock options granted under our stock option plan.

Each of our non-management directors, Messrs. Humenik, Struble and Tabak, received initial grants of stock options to purchase 50,000 shares of our common stock for serving on our board of directors.  The stock options vest in three equal increments on each of October 17, 2008, 2009 and 2010.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to us.

Family Relationships

There are no family relationships among our directors and executive officers.

Legal Proceedings

As of the date of this report, there is no material proceeding to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

2005 Non-Statutory Stock Option Plan

The purpose of our 2005 Non-Statutory Stock Option Plan (the “2005 Plan”) is to enable us to attract, retain and motivate key employees, directors and, on occasion, consultants, by providing them with stock options.  Stock options granted under the 2005 Plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options.  Pursuant to the 2005 Plan, stock options to purchase an aggregate of 3,000,000 shares of common stock may be granted under the 2005 Plan and, on October 17, 2006, stock options to purchase 505,000 shares of common stock were outstanding, each with an exercise price of $.75 per share.  These stock options vest and become exercisable in three equal increments on each of October 17, 2008, 2009 and 2010.

The 2005 Plan will be administered by the compensation committee of the board of directors, or by the board of directors as a whole.  The board of directors has the power to determine the terms of any stock options granted under the 2005 Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise.  Stock options granted under the 2005 Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only by such optionee.  The exercise price of all incentive stock options granted under the 2005 Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant.  With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date.  The term of all incentive stock options under the 2005 Plan may not exceed ten years, or five years in the case of 10% owners.

Executive Compensation

The following table shows information concerning the compensation paid by us for the last three fiscal years to our Chief Executive Officer and our other most highly-compensated executive officers:

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	All Other Compensation($)
Roger M. Slotkin Chief Executive Officer	2005 2004 2003	0 17,000 0	- - -	- - -	- - -
Joshua A. Hauser President and Chief Operating Officer	2005 2004 2003	0 0 0	- - -	- - -	- - -
Joseph M. Ambrosio Executive Vice President-Engineering and Chief Technology Officer	2005 2004 2003	4,000 46,700 32,300	- - -	- - -	- - -
Konstantinos Sfakianos Executive Vice President-Operations	2005 2004 2003	4,000 46,700 32,300	- - -	- - -	- - -

Certain Relationships and Related Transactions

On June 30, 2006, Odyne had a total of approximately $281,000 in principal amount of unsecured loans outstanding from Roger M. Slotkin ($102,300), Joshua A. Hauser ($82,600), Konstantinos Sfakianos ($62,400) and Joseph M. Ambrosio ($33,400).  Interest accrued on these loans at a rate of 8% per annum, compounded monthly based on a 360-day year.  On October 17, 2006, all accrued interest on the loans was forgiven, $140,000 of principal amount of the unsecured loans was converted to equity of Odyne and $141,000 was repaid from the proceeds of the private placement.

Mr. Slotkin purchased 50 shares of series A convertible preferred stock and associated warrants in the private placement, on the same terms as other investors.  Mr. Tabak participated in the bridge financing and purchased approximately 24 shares of series A convertible preferred stock and associated warrants in the private placement on the same terms as other investors.

Odyne had previously outstanding bank and credit card debt of approximately $177,000 and $28,000, respectively, which was personally guaranteed by Messrs. Sfakianos and Ambrosio.  We repaid this debt from the proceeds of the private placement and the personal guarantees were released.

Description of Securities

Common Stock

Holders of our common stock are entitled to one vote per share.  Our Certificate of Incorporation does not provide for cumulative voting.  Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the company.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding series A convertible preferred stock.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.  All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon conversion of our series A convertible preferred stock and exercise of our warrants will be, when issued, fully-paid and non-assessable.

Series A Convertible Preferred Stock

We are authorized to issue 6,000 shares of series A convertible preferred stock.  Currently 3,033 shares of series A convertible preferred stock are issued and outstanding.

Conversion.  Holders of our series A convertible preferred stock are entitled at any time to convert their shares of series A convertible preferred stock into our common stock, without any further payment therefor.  Each share of our series A convertible preferred stock is initially convertible into 1,334 shares of our common stock.  The number of shares of common stock issuable upon conversion of our series A convertible preferred stock is subject to adjustment upon the occurrence of certain events, including, among others, a stock split, reverse stock split or combination of our common stock; an issuance of our common stock or other securities as a dividend or distribution on our common stock; a reclassification, exchange or substitution of our common stock; or a capital reorganization of us.  In the event we issue any shares of our common stock for cash consideration at a price less than $.75 per share, the conversion rate will be that number of shares of common stock equal to $1,000 divided by the price per share at which we issued the common stock in such private placement.  At our option, following the effectiveness of the registration statement to be filed by us registering the common stock issued in the private placement, if the closing price of the common stock is $5.00 or more per share during any period of 30 consecutive trading days, each share of series A convertible preferred stock can be automatically converted into common stock at the conversion rate then in effect.

Merger.   Upon our merger or consolidation with or into another company, or any transfer, sale or lease by us of substantially all of our common stock or assets, the series A convertible preferred stock will be treated as common stock for all purposes, including the determination of any assets, property or stock to which holders of the series A convertible preferred stock are entitled to receive, or into which the series A convertible preferred stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

Voting Rights.  Holders of series A convertible preferred stock are entitled to vote their shares on an as-converted to common stock basis, and vote together with the holders of the common stock, and not as a separate class.

Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of us, holders of series A convertible preferred stock are entitled to receive out of our assets available for distribution to our stockholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount equal to $1,000 per share.  After payment of the full amount of the liquidating distributions to which the holders of the series A convertible preferred stock are entitled, holders of the series A convertible preferred stock will receive liquidating distributions pro rata with holders of common stock, based on the number of shares of common stock into which the series A convertible preferred stock is convertible at the conversion rate then in effect.

Redemption.  The series A convertible preferred stock may not be redeemed by us at any time.

Dividends.  Holders of the series A convertible preferred stock will not be entitled to receive dividends except to the extent that dividends are declared on our common stock.  Holders of series A convertible preferred stock are entitled to receive dividends paid on our common stock based on the number of shares of common stock into which shares of series A convertible preferred stock are convertible on the record date of such dividend.

The discussion of our series A convertible preferred stock is qualified in its entirety by reference to the Certificate of Designation, fixing the rights, powers and privileges of the series A convertible preferred stock, attached as Exhibit 3.2 to this report.

Warrants

Each warrant issued to investors in the private placement entitles the holder thereof to purchase 667 shares of our common stock at the exercise price of $1.00 per share from the date of issuance until the fourth anniversary thereof.

Redemption.  The warrants may be redeemed in whole or in part by us, upon 30 days written notice, at a price of $.05 per share, provided (i) the average closing bid price of our common stock exceeds $3.00 per share for a period of 20 consecutive trading days ending within 15 days prior to the date on which the notice of redemption is given and the registration statement to be filed by us registering the common stock issued to investors in the private placement is then effective or (ii) that we report GAAP revenues of at least $3.0 million for the four full reporting quarters subsequent to the final closing of the private placement and the resale registration statement to be filed by us registering the common stock is then effective.

Adjustments.  Subject to certain limited exceptions, in the event that we issue any shares of our common stock or common stock equivalents for cash consideration at a price less than $0.75 per share of common stock, the exercise price of each warrant shall be adjusted to equal 133% of the price per share at which we issued such common stock or common stock equivalents.  Additionally, the warrants issued to investors in the private placement contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits, and other similar events. The holder of a warrant issued to investors in the private placement does not possess any rights as a stockholder of ours unless and until the holder exercises the warrant.

Discussion of the warrants in this report is qualified entirely by reference to the form of warrant attached as Exhibit 4.1 to this report.

Market Price and Dividends on Common Equity and Related Stockholder Matters

Trading Information

Our common stock trades in the over-the-counter market and is quoted on the OTC Bulletin Board under the trading symbol ODYC.OB.

Upon satisfaction of all necessary initial listing requirements, we intend to apply to list our common stock on the American Stock Exchange or the Nasdaq Capital Market.  We cannot assure you that we will satisfy the initial listing requirements, or that our shares of common stock will ever be listed on those trading markets.

Our series A convertible preferred stock and warrants are not, and will not be, registered or listed for trading.

Transfer Agent

The transfer agent and registrar for our common stock is Action Stock Transfer Corp., located in Salt Lake City, Utah.  We serve as transfer agent for our series A convertible preferred stock and as warrant agent for our warrants.

Holders of Record

As of October 18, 2006, there were approximately 100 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Indemnification of Directors and Officers

Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect on any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless, and only to the extent, that the Court of Chancery of the State of Delaware or any other court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expense.

Delaware law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s personal liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Delaware Law provides, however, that a corporation cannot eliminate or limit a director’s liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful purchase or redemption of stock or payment of unlawful purchase or redemption of stock or payment of unlawful dividends; or (iv) for any transaction from which the director derived an improper personal benefit. Furthermore, such provision cannot eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Our certificate of incorporation provides that we will indemnify our directors to the fullest extent permitted by Delaware law and may indemnify our officers and any other person whom we have the power to indemnify against any liability, reasonable expense or other matter whatsoever.

Under Delaware law, a corporation may also purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

We have entered into separate, but substantively identical, indemnification agreements with each of our directors and named executive officers. The indemnification agreements allow us to indemnify each of them to the fullest extent permitted by Delaware law.

Item 3.02

Unregistered Sales of Equity Securities.

In connection with the merger, we completed the closing of a private placement of a total of 3,033 units, each unit consisting of one share of our series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of common stock, at a purchase price of $1,000 per unit, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Confidential Private Placement Memorandum dated July 27, 2006, as supplemented by the First Supplement thereto dated October 6, 2006.  Each share of series A convertible preferred stock is initially convertible into 1,334 shares of common stock at any time.  Each warrant entitles the holder to purchase 667 shares of common stock at an exercise price of $1.00 per share through October 16, 2010, subject to redemption provisions based on the trading price of our common stock.

The placement agents in the private placement received $109,828 in cash placement fees and warrants to purchase 323,682 shares of our common stock.  The warrants have an exercise price of $.75 per share, have a cashless exercise provision, have registration rights that are the same as those afforded to investors in the private placement, and are otherwise identical to the warrants issued in the private placement.

In addition, one of the placement agents received $79,000 of units in the private placement in exchange for the cancellation of an equal part of their cash placement fee.

The shares of our common stock issued to former holders of Odyne common stock in connection with the merger, and the shares of our series A convertible preferred stock and warrants issued in the private placement, were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering or under Regulation D promulgated pursuant to the Securities Act of 1933.  None of the common stock, series A convertible preferred stock or warrants, or shares of our common stock underlying such preferred stock and warrants, were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 4.01

Changes in Registrant’s Certifying Accountant.

On October 17, 2006, upon the closing of the merger, we terminated Most & Company, LLP, or Most, as our independent registered public accounting firm. Most audited our financial statements for the fiscal year ended June 30, 2006. The reason for the replacement of Most & Co., LLP was that, following the merger, the former shareholders of Odyne own a majority of the outstanding shares of our common stock. Odyne is our primary business unit, and the current independent registered public accountants of Odyne is the firm of Marcum & Kliegman LLP. We believe that it is in our best interest to have Marcum & Kliegman LLP continue to work with our business, and we therefore retained Marcum & Kliegman LLP as our new independent registered public accounting firm effective as of October 17, 2006. Marcum & Kliegman LLP is located at 655 Third Avenue, 16th Floor, New York, New York 10017.

The appointment of Marcum & Kliegman LLP was recommended and approved by our board of directors. During our two most recent fiscal years, and the subsequent interim periods, prior to June 30, 2006, we did not consult Marcum & Kliegman LLP regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Most’s report on our financial statements for the fiscal year ended June 30, 2006, did not contain any adverse opinion or disclaimer of opinion and was not qualified as audit scope or accounting principles.

During the most recent fiscal year ended June 30, 2006, (i) there were no disagreements between us and Most on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Most, would have caused Most to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(iv) of Regulation S-B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The decision to replace Most was not the result of any disagreement between us and Most on any matter of accounting principle or practice, financial statement disclosure or audit procedure. Our board of directors deemed it in our best interest to change independent auditors following the closing of the exchange transaction.

We furnished Most with a copy of this report prior to filing this report with the SEC. We also requested that Most furnish a letter addressed to the SEC stating whether it agrees with the statements made in this report. A copy of Most’s letter to the SEC is filed with this report as Exhibit 16.1.

Item 5.01

Change in Control of Registrant.

Please see Item 2.01 (Completion of Acquisition or Disposition of Assets) of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Please see Item 1.01 (Entry into a Material Definitive Agreement) and Item 2.01 (Completion of Acquisition or Disposition of Assets) of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 17, 2006, we changed our corporate name to Odyne Corporation from Technology Integration Group, Inc.  We effected the corporate name change by filing a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

On October 17, 2006, our Board of Directors approved a change in our fiscal year from the fiscal year ending on June 30, 2006, to the calendar year ending on December 31.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired

The financial statements of Odyne for the six months ended June 30, 2006 and 2005 (unaudited) and for the years ended December 31, 2005 and December 31, 2004 are incorporated herein by reference to Exhibits 99.1 and 99.2 to this report.

(b)

Pro Forma Financial Information

Our unaudited pro forma condensed combined financial statements as of and for the six months ended June 30, 2006 and the year ended December 31, 2005 are incorporated herein by reference to Exhibit 99.3 to this report, and are based on the historical financial statements of the company and Odyne after giving effect to the merger.  The unaudited pro forma combined condensed balance sheet as of June 30, 2006 is presented to give effect to the merger as if it occurred on January 1, 2006 and, due to different fiscal period-ends, combines the historical balance sheet of Odyne at June 30, 2006 and the historical balance sheet of Technology Integration Group at March 31, 2006.  The unaudited pro forma combined condensed statement of operations of Odyne and the company for the six months ended June 30, 2006 and the year ended December 31, 2005 are presented as if the combination had taken place on January 1, 2006.

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Odyne is considered the accounting acquiror. Because Odyne’s shareholders as a group retained or received the larger portion of the voting rights in the combined entity, and Odyne’s senior management represents a majority of the senior management of the combined entity, Odyne was considered the acquiror for accounting purposes and will account for the merger as a reverse acquisition.  The acquisition will be accounted for as the recapitalization of Odyne.  Our fiscal year will end on December 31.

Reclassifications have been made to the company’s historical financial statements to conform to Odyne’s historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of Odyne and the company.  The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the company.

(d)

Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

2.1

Agreement and Plan of Merger, dated October 17, 2006, between Technology Integration Group, Inc., PHEV Acquisition Corp. and Odyne Corporation. (1)

3.1

Certificate of Amendment of Certificate of Incorporation of Technology Integration Group, Inc. (changing name to Odyne Corporation).

3.2

Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Odyne Corporation.

3.3

By-laws of Odyne Corporation.

4.1

Form of Warrant to Purchase Common Stock for the investors in the October 2006 private placement.

10.1

Form of Subscription Agreement by and among Odyne Corporation and the investors in the October 2006 private placement.

10.2

Employment Agreement, dated as of September 1, 2006, between Roger M. Slotkin and Odyne Corporation.

10.3

Employment Agreement, dated as of September 1, 2006, between Joshua A. Hauser and Odyne Corporation.

10.4

Employment Agreement, dated as of September 1, 2006, between Joseph M. Ambrosio and Odyne Corporation.

10.5

Employment Agreement, dated as of September 1, 2006, between Konstantinos Sfakianos and Odyne Corporation.

10.6

Manufacturer’s Agreement, dated as of July 20, 2005, between the Town of North Hempstead and Odyne Corporation.

10.7

Form of Proprietary Information and Inventions Agreement.

16.1

Letter from Most & Company, LLP.

21.1

Subsidiaries of Odyne Corporation.

99.1

Financial statements of Odyne Corporation as of and for the years ended December 31, 2005 and December 31, 2004.

99.2

Financial statements of Odyne Corporation as of and for the six months ended June 30, 2006 and 2005 (unaudited).

99.3

Unaudited pro forma condensed combined financial statements of Odyne Corporation, as of and for the six months ended June 30, 2006 and unaudited pro forma condensed combined Statement of Operations as of and for the year ended December 31, 2005 and  Statement of Operations for the six months ended June 30, 2006.

________________

(1)

Incorporated by reference to the exhibits included with our Current Report on Form 8-K, dated October 17, 2006, and filed with the U.S. Securities and Exchange Commission on October 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYNE CORPORATION

Date:  October 23, 2006

By: /s/ Roger M. Slotkin

Roger M. Slotkin

Chief Executive Officer